EXHIBIT 10.24
December 2023 Amendment
CFG Voluntary Executive Deferred Compensation Plan Fifth Amendment

Effective for Plan Years beginning on and after January 1, 2024, the CFG Voluntary Executive Deferred Compensation Plan Amended and Restated September 1, 2014 (the “Plan”), is hereby amended as follows.

Payment of In-Service Accounts
Effective January 1, 2024, the first sentence of Section 5.5(c) of the Plan is hereby amended in its entirety as follows:
Provided that a Participant is actively employed with the Employer, as determined consistent with Section 409A of the Code and the regulations promulgated thereunder, benefits from each of the Participant’s In-Service Accounts shall be paid in a lump sum or annual installments as specified by the Participant in his or her applicable Participation Agreements and shall commence in January of a year specified by the Participant in his or her applicable Participation Agreement.

Except as amended herein, the Plan is confirmed in all other respects.

Executed this 20th day of December, 2023 by and on behalf of Citizens Financial Group, Inc. by its duly authorized officer.

Citizens Financial Group, Inc.
/s/ Sal J. Di Liberti
Sal J. Di Liberti, SVP
Head of Benefits